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                                                                  EXHIBIT 23.1

                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333- _______) pertaining to the Compensatory Stock Options and Warrants Granted to Consultants and the Stock Option Agreement with a Key Executive and to the incorporation by reference therein of our report dated September 17, 1999, with respect to the consolidated financial statements of Viragen, Inc. included in its Annual Report (Form 10-K/A) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP



Miami, Florida
May 17, 2000